EXHIBIT 99.1

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports 2016 Fourth Quarter and Full-Year Financial Results;
Provides Outlook for 2017

NEW YORK, N.Y., March 14, 2017 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the fourth quarter and year ended December 31, 2016, as summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-K as filed with the U.S. Securities and Exchange Commission, which can be found at www.steelpartners.com.

Steel Partners reported an increase in revenue to $318.5 million for the 2016 fourth quarter, from $255.3 million for the same period in 2015. Loss before taxes, equity method investments and other investments held at fair value was $18.5 million in the fourth quarter of 2016, compared with a loss of $28.2 million in the 2015 period. The net loss attributable to the Company's common unitholders for the fourth quarter of 2016 was $15.4 million, or $0.59 per diluted common unit, compared with net income of $59.9 million, or $2.24 per diluted common unit, in 2015.

For the year ended December 31, 2016, revenue grew to $1.164 billion, from $0.965 billion in 2015. Income before taxes, equity method investments and other investments held at fair value for 2016 was $22.4 million, compared with $23.4 million in 2015. Net income attributable to the Company's common unitholders for the year was $6.6 million, or $0.25 per diluted common unit, compared with $136.7 million, or $4.98 per diluted common unit, in 2015.

Results for the fourth quarter and year ended December 31, 2016, and the comparable periods in 2015, include certain significant acquisition and integration-related charges associated with the Company's recently completed acquisitions, as well as other non-cash goodwill and asset impairment charges resulting from changes in market conditions, which have impacted both demand for the Company's products and the value of its investments in associated companies and other investments. Both 2015 periods also reflect a substantial non-cash benefit associated with the reversal of certain deferred tax valuation allowances. The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

Steel Partners generated a 7.3% increase in Adjusted EBITDA for the 2016 fourth quarter to $37.2 million, from $34.7 million for the same period in 2015. For the full 2016 year, Adjusted EBITDA increased 11.9% to $148.9 million, from $133.1 million in 2015.

"The positive results for the full 2016 year and fourth quarter demonstrate the solid progress being achieved implementing our corporate strategy, including a set of clearly defined industry-leading best practices we call the Steel Business System," said Warren Lichtenstein, Executive Chairman of Steel Partners. "We will continue on our path of supporting and investing in cost-effective organic growth initiatives, identifying accretive acquisition opportunities and focusing on our business simplification plan as 2017 unfolds."

Outlook

Based on current information, the Company anticipates full-year 2017 revenue and Adjusted EBITDA in the ranges of $1.289 billion to $1.425 billion, and $151 million to $184 million, respectively.

The Company's outlook for the first quarter of 2017 is for revenue between $293 million and $341 million and Adjusted EBITDA between $25 million and $31 million.

Financial Summary

	Three Months Ended		Year Ended
(in thousands, except per common unit)	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$318,505	$255,310	$1,163,549	$965,059
Costs and Expenses	337,047	283,539	1,141,111	941,690
(Loss) income before taxes, equity method investments and other investments held at fair value	(18,542)	(28,229)	22,438	23,369
Income tax provision (benefit)	5,595	(103,424)	23,952	(78,719)
(Income) loss of associated companies and other investments held at fair value, net of taxes	(1,436)	18,053	(4,085)	31,777
Net (loss) income from continuing operations	(22,701)	57,142	2,571	70,311
(Loss) income from discontinued operations	—	(761)	—	86,257
Net (loss) income	(22,701)	56,381	2,571	156,568
Net loss (income) attributable to noncontrolling interests in consolidated entities	7,328	3,487	4,059	(19,833)
Net (loss) income attributable to common unitholders	$(15,373)	$59,868	$6,630	$136,735

Net (loss) income per common unit - basic	$(0.59)	$2.24	$0.25	$5.00
Net (loss) income per common unit - diluted	$(0.59)	$2.24	$0.25	$4.98

Segment Results

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Diversified industrial	$276,157	$207,121	$998,556	$763,009
Energy	25,127	24,645	93,995	132,620
Financial services	17,221	23,544	70,998	69,430
Total	$318,505	$255,310	$1,163,549	$965,059

(Loss) income from continuing operations before income taxes:
Diversified industrial	$(18,324)	$6,435	$19,175	$42,281
Energy	(5,057)	(60,928)	(11,459)	(95,112)
Financial services	10,500	15,775	42,518	46,314
Corporate and other	(4,225)	(7,564)	(23,711)	(1,891)
(Loss) income from continuing operations before income taxes	(17,106)	(46,282)	26,523	(8,408)
Income tax provision (benefit)	5,595	(103,424)	23,952	(78,719)
Net (loss) income from continuing operations	$(22,701)	$57,142	$2,571	$70,311

Supplemental Non-GAAP Disclosures

Adjusted EBITDA	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2016	2015	2016	2015
Net (loss) income from continuing operations	$(22,701)	$57,142	$2,571	$70,311
Add (Deduct):
Income tax provision (benefit)	5,595	(103,424)	23,952	(78,719)
(Income) loss of associated companies and other investments held at fair value, net of taxes	(1,436)	18,053	(4,085)	31,777
Interest expense	3,662	2,342	11,052	8,862
Depreciation and amortization	24,059	14,089	70,546	48,560
Non-cash goodwill impairment charges	24,254	19,571	24,254	19,571
Non-cash asset impairment charges	5,732	30,552	18,668	68,092
Non-cash pension (income) expense	(239)	(563)	2,416	1,900
Non-cash stock-based compensation	758	1,825	3,844	9,203
Amortization of fair value adjustments to acquisition-date inventories	209	56	2,133	4,683
Realized and unrealized gains and losses on investments, net	(3,295)	(6,360)	(7,478)	(54,489)
Other items, net	639	1,420	1,000	3,304
Adjusted EBITDA	$37,237	$34,703	$148,873	$133,055

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business and its financial condition. The Company defines Adjusted EBITDA as income or loss from continuing operations before the effects of income or losses from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized gains or losses on investments and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized gains or losses investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or losses from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include non-cash charges for pension expense and stock-based compensation;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

As set forth above, the Company reconciles Adjusted EBITDA to net income or loss from continuing operations, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities and discontinued operations, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2016, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:     PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com